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                                  SCHEDULE 14C
                                 (RULE 14C-101)

                INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

      INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/X/ Preliminary Information Statement    / / Confidential,
                                             for use of the Commission only
/ / Definitive Information Statement         (as permitted by Rule 14c-5(d)(2)).

                     Universal Automotive Industries, Inc.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

     /X/ No fee required.

     / / Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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                      Universal Automotive Industries, Inc.
                           11859 South Central Avenue
                              Alsip, Illinois 60803
                                 (708) 293-4050

            ---------------------------------------------------------

                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                  TO BE EFFECTED ON OR BEFORE OCTOBER 31, 2001
            ---------------------------------------------------------


To the Stockholders of Universal Automotive Industries, Inc.:

         The attached Information Statement is being delivered by Universal Automotive Industries, Inc. ("we," "us," or "our") in connection with the approval by our stockholders of the issuance of up to 140,000 shares of our Preferred Stock, par value $0.01 per share (the "Preferred Shares"), in an offering which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Private Offering").

         On July 16, 2001, our board of directors (the "Board") approved a resolution authorizing us to issue up to 140,000 Preferred Shares in the Private Offering. As of July __, 2001, the holders of a majority of our outstanding shares of Common Stock approved our issuance of Preferred Shares in the Private Offering by a written consent signed by each of these shareholders in accordance with the Delaware General Corporation Law ("DGCL").

         We will issue the Preferred Shares upon the closing of the Private Offering, which shall occur no earlier than 20 days following the date of mailing of this Information Statement. There can be no assurances that the transactions contemplated in the Private Offering will be consummated. However, if the transactions are consummated, conversion of the Preferred Stock to Common Stock could result in the purchaser owning in excess of 20% of our presently issued and outstanding Common Stock.

         This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the DGCL and Section 14(c) of the Securities Exchange Act of 1934, as amended.

                                         By Order of the Board of Directors:

                                         /s/ Jerome J. Hiss

                                         Jerome J. Hiss
                                         Secretary

Chicago, Illinois
July __, 2001

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                           11859 South Central Avenue
                              Alsip, Illinois 60803

                            ------------------------

                              INFORMATION STATEMENT
                            ------------------------

                               GENERAL INFORMATION

         Our shares of Common Stock, par value $0.01 per share (the "Common Shares"), and warrants to purchase shares (the "Warrants") are listed for trading on the Nasdaq SmallCap Market and the Chicago Stock Exchange. One of the conditions for continued listing on the Nasdaq SmallCap Market is that we comply with Rule 4350 of the Nasdaq Marketplace Rules ("Rule 4350") which requires, among other things, that issuers whose securities are listed on the Nasdaq SmallCap Market obtain stockholder approval in connection with a transaction, other than a public offering, of its securities where the amount of shares of common stock which will be issued will be equal to 20% or more of the shares of common stock outstanding before the issuance of such shares. As of June 30, 2001, there were 7,507,217 shares of Common Stock issued and outstanding.

         We have been negotiating with Wanxiang America Corporation ("Wanxiang America"), which is based in Chicago, Illinois, and is the U.S. home office of Wanxiang Group Companies China ("Wanxiang China"), concerning an investment in us. Wanxiang America is involved in the automotive and industrial markets with the U.S. and is the source for all of Wanxiang China's production in the U.S. We and Wanxiang America entered into a nonbinding letter of intent dated June 23, 2001 (the "Letter of Intent") and we hope to enter into a definitive binding agreement in the near future ("Purchase Agreement"). Under the Letter of Intent, Wanxiang America agreed to invest $2,800,000 in us and we agreed to issue a total of 140,000 Preferred Shares of at a price of $20 per Preferred Share. The Preferred Shares are convertible into Shares at the rate of ten Common Shares for each Preferred Share. This ratio is subject to revision based upon the trading price of the Common Shares on the Nasdaq SmallCap Market as of the date of closing of the purchase based on a formula equal to the purchase price of the Preferred Shares divided by the closing price of the Common Stock on the closing date, subject to a floor of $1.00 closing price, so that the actual conversation ratio will not be set until the closing date. The actual number of shares of Common Stock issuable could range from 1,400,000 (in the event the Common Shares are trading at or above $2.00 at closing) to a maximum of 2,800,000 shares (based on a $1.00 floor). In addition, under certain circumstances the conversion ratio could result in additional shares of Common Stock being issued based upon weighted average anti-dilution rights due to issuance of other securities by the Company at a per share price below that of the Series A Preferred conversion price. We plan to issue the Preferred Shares to Wanxiang America on the later of 20 days following the mailing of this Information Statement or the closing date set forth in the Purchase Agreement.

         Our offering of Preferred Shares to Wanxiang America is being made pursuant to a private offering exemption from registration as set forth in Regulation D under the Securities Act of 1933, as amended. The Preferred Shares to be issued to Wanxiang will be restricted as to further transfer or resale unless made in a registered public offering or pursuant to an exemption from registration.



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         The final terms of a Purchase Agreement may vary from the Letter of
Intent and there can be no assurances in any event that the Purchase Agreement will be executed or that the Company will close the transaction on this Purchase Agreement. If a Purchase Agreement is consummated, there is a substantial likelihood that the conversion ratio of the shares of Preferred Stock to Common Stock will result in Wanxiang America's right to own in excess of 20% of the issued and outstanding capital stock of the Company. The conversion of Preferred Shares to 1,400,000 shares of Common Stock (assuming at closing the stock price and on date of conversion is $2.00 per share) would represent 15.72% of the currently outstanding Common Shares plus the shares issuable to Wanxiang America, and the conversion of Preferred Shares to 2,800,000 shares of Common Stock (i.e. based on $1.00 floor for conversion) would represent 27.17% of the currently outstanding Common Shares plus the shares issuable to Wanxiang America.

         The stockholders holding a majority of the Company's outstanding stock have adopted a further resolution which authorizes us, with the approval of our board of directors, to enter into other agreements with Wanxiang or other purchasers for other issuances of capital stock during 2001, as necessary to enable us to maintain our Nasdaq Small Cap Market listing.

         This Information Statement is being furnished to you so that we comply with Rule 4350 of the Nasdaq Marketplace Rules. Accordingly, our Board of Directors adopted a resolution by unanimous written consent to issue 140,000 Preferred Shares to Wanxiang America in accordance with the Purchase Agreement, if and when executed. Rule 4350 requires that we obtain stockholder approval in connection with this transaction and the holders of over a majority of our Common Shares have given us their consents.

         Pursuant to Section 228 of Delaware law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. The approval of our issuance of 140,000 Preferred Shares to Wanxiang in the Private Offering is the only matter covered by this Information Statement. We are mailing this Information Statement on or about July __, 2001 to our stockholders of record as of the close of business on July 30, 2001. Our stockholders are not entitled to any dissenters' or appraisal rights under Delaware law as a result of the issuance of Preferred Shares to Wanxiang America.

         WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT YOU NOT SEND US A PROXY.

VOTE REQUIRED

         The stockholder vote required by Rule 4350 to approve the issuance of 140,000 Preferred Shares to Wanxiang in the Private Offering is the affirmative vote of the holders of a majority of our outstanding shares of voting stock.
Section 228 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to issue the Preferred Shares to Wanxiang America as soon as possible, the Board of Directors decided to obtain the written consent of the holders of a majority of our outstanding Common Shares.


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As of the date of this Information Statement, we have received consents from stockholders holding a total of _______ Shares, equal to __% of our outstanding Common Shares. We intend to issue the Preferred Shares to Wanxiang as soon as practicable upon the closing of the Purchase Contract, but in no event earlier than 20 days following the mailing of this Information Statement.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of our Common Shares as of June 30, 2001 by (i) each director who beneficially owns Common Shares, (ii) each of our executive officers, (iii) each person that is known by us to beneficially own more than 5% of the outstanding shares of our Common Shares and (iv) all directors and executive officers as a group. As of such date, we had 7,507,217 issued and outstanding shares of Common Stock.


Name(1)                                                              Number of Shares          Percent of Share
                                                                    Beneficially Owned         Outstanding
Yehuda Tzur                                                             1,115,600(2)               14.8%
Arvin Scott                                                             1,131,750(3)               14.8%
Sami Israel                                                               947,000(4)               12.6%
Sheldon Robinson                                                          131,000(5)                1.7%
Sol S. Weiner                                                             166,000(6)                2.2%
Reuben Gabay                                                              497,500(7)                6.6%
Dennis L. Kessler                                                         104,000(8)                1.4%
M. Catherine Jaros                                                                 0                  -*
Jerome J. Hiss                                                             12,360(9)                   *
Finova Mezzanine Capital, Inc.                                         1,179,260(10)               13.6%
All directors, and officers as a group (8 persons)                     3,607,710(11)               46.6%

-----------
* less than one percent

(1) The address of each of Messrs. Tzur, Scott, Israel, Gabay and Hiss are 11859 South Central Avenue, Alsip, Illinois 60803. The address of Messrs. Robinson and Weiner are 6633 North Sacramento, Chicago, Illinois 60645 and 101 Hamilton, Evanston, Illinois 60202, respectively. The address of Mr. Kessler is 170 Lakeside Place, Highland Park, Illinois 60035. The address of Ms. Jaros is 216 Summerfield Road, Northbrook, Illinois 60062.

(2) Includes 48,600 shares issuable upon the exercise of options which are currently exercisable.

(3) Includes 135,600 shares issuable upon the exercise of options which are currently exercisable.

(4) Includes 467,050 shares owned by Mr. Israel's spouse and children and 6,000 shares issuable upon the exercise of options which are currently exercisable.

(5) Includes 16,000 shares issuable upon the exercise of options which are currently exercisable and 100,000 shares owned by a general partnership managed by Mr. Robinson.


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(6)      Includes 10,000 shares issuable upon the exercise of options which are currently exercisable and 6,000 shares owned by Mr. Weiner's spouse.

(7)      Includes 110,000 shares owned by Mr. Gabay's spouse.

(8) Includes 4,000 shares issuable upon the exercise of options which are currently exercisable.

(9) Includes 12,360 shares issuable upon the exercise of options which are currently exercisable.

(10) Includes exercisable warrants to purchase 900,000 shares pursuant to terms of a subordinated debenture.

(11) Includes 232,560 share issuable upon the exercise of options which are currently exercisable.


                                  OTHER MATTERS

         The Board of Directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.